                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement      [ ]    Confidential, For Use of the
                                               Commission only (as permitted by
                                               Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                                   PCTEL, INC.
                (Name of Registrant as Specified In Its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

       (2)    Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

       (3)    Per unit price or other underlying value of transaction
              computed pursuant to Exchange Act Rule 0-11:
                                                          ----------------------

       (4)    Proposed maximum aggregate value of transaction:
                                                              ------------------
       (5)    Total fee paid:
                             ---------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:
                                     -------------------------------------------

       (2)    Form, Schedule or Registration Statement No.:
                                                           ---------------------

       (3)    Filing Party:
                           -----------------------------------------------------

       (4)    Date Filed:
                         -------------------------------------------------------

                                  (PCTEL LOGO)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                             TUESDAY, JUNE 7, 2005
                                   10:00 A.M.
                             ---------------------

To Our Stockholders:

     The 2005 Annual Meeting of Stockholders of PCTEL, Inc., a Delaware corporation, will be held on Tuesday, June 7, 2005 at 10:00 a.m. local time at our headquarters, located at 8725 West Higgins Road, Suite 400, Chicago, Illinois 60631 for the following purposes:

          1. To elect three Class III directors whose terms will expire at the 2008 annual stockholders' meeting;

          2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 19, 2005 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to deliver your proxy by telephone or the Internet or to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy.

                                          Sincerely,

                                          /s/ Martin H. Singer

                                          MARTIN H. SINGER
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

Chicago, Illinois
April 25, 2005

                            YOUR VOTE IS IMPORTANT.

                PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE
           BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

                                  PCTEL, INC.
                             ---------------------

                            PROXY STATEMENT FOR THE
                      2005 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                              GENERAL INFORMATION

     The board of directors of PCTEL, Inc. is soliciting proxies for the 2005 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

     Our board of directors has set April 19, 2005 as the record date for the meeting. Stockholders of record at the close of business on April 19, 2005 are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 21,163,708 shares of our common stock outstanding on the record date. On the record date, the closing price of our common stock on The Nasdaq National Stock Market was $6.85 per share.

     This proxy statement is being mailed on or about April 25, 2005 to stockholders entitled to vote at the meeting.

     In this proxy statement:

     - "We" and "PCTEL" mean PCTEL, Inc.

     - If you hold shares in "street name," it means that your shares are held in an account at a brokerage firm and the stock certificates and record ownership are not in your name.

     - "NASD" means the National Association of Securities Dealers.

     - "SEC" means the Securities and Exchange Commission.

     - "Beneficial ownership" of stock is defined under various SEC rules in different ways for different purposes, but it generally means that, although you (or the person or entity in question) do not hold the shares of record in your name, you do have investment or voting control, and/or an economic or "pecuniary" interest, in the shares through an agreement, relationship or the like.

                             QUESTIONS AND ANSWERS

Q: WHEN AND WHERE IS THE STOCKHOLDER MEETING?

A: Our annual meeting of stockholders is being held on Tuesday, June 7, 2005 at 10:00 a.m. at our headquarters, located at 8725 West Higgins Road, Suite 400, Chicago, Illinois 60631.

Q: WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A: You are receiving this proxy statement and the accompanying proxy card because you are the stockholder of record on the record date. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The proxy card is used for voting.

Q: WHAT IS THE EFFECT OF SIGNING AND RETURNING MY PROXY CARD?

A: When you sign and return the proxy card, you appoint Martin H. Singer and John W. Schoen as your representatives at the meeting. Dr. Singer is our Chief Executive Officer and Chairman of the Board and Mr. Schoen is our Chief Financial Officer. Messrs. Singer and Schoen will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or vote via the Internet or telephone in advance of the meeting just in case your plans change. You can vote in person at the meeting even if you have already sent in your proxy card.

   If an issue comes up for a vote at the meeting that is not described in this proxy statement, Messrs. Singer and Schoen will vote your shares, under your proxy, in their discretion.

   If you do not indicate on the proxy card how you want your votes cast, the proxies (as your representatives) will vote your shares FOR each of the proposals.

Q: WHAT AM I VOTING ON?

A: You are being asked to vote on the following two proposals:

   - the election of three Class III directors whose terms will expire at the 2008 annual meeting of stockholders; and

   - the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

Q: HOW DO I VOTE?

A: There are four methods by which you may vote. Please see the detailed instructions provided on your proxy card for more information on each method.

   - Place your vote by telephone;

   - Place your vote via the Internet;

   - Mail in your completed, signed and dated proxy card; or

   - Vote in person by attending our annual meeting.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts with the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q: WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY CARD?

A: You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the voting at the annual meeting by providing written notice to our Corporate Secretary at the following address: 8725 West Higgins Road, Suite 400, Chicago, Illinois 60631, Attn: John Schoen.

   You may also do this by:

   - Signing another proxy card with a later date;

   - Voting in person at the meeting; or

   - Voting via the Internet or by telephone on a date after the date on your proxy card (your latest proxy is counted).

Q: WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A: If your shares are held in street name, your brokerage firm may either vote your shares on "routine matters" (such as the election of directors) or leave your shares unvoted. Your brokerage firm may not vote on "non-routine matters."

Q: HOW MANY VOTES MAY BE CAST AT THE MEETING?

A: As of the record date, 21,163,708 shares of common stock were outstanding.
   Each outstanding share of common stock entitles the holder of such share to one vote on all matters covered in this proxy statement. Therefore, there are a maximum of 21,163,708 votes that may be cast at the meeting.

Q: WHAT IS A "QUORUM"?

A: A "quorum" is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the meeting. The required quorum for the annual meeting is a majority of the shares outstanding on the record date. There must be a quorum present for the meeting to be held. All completed and signed proxy cards, Internet votes, telephone votes and votes cast by those stockholders who attend the annual meeting in person, whether representing a vote FOR, AGAINST, WITHHELD, ABSTAIN, or a broker non-vote, will be counted toward the quorum.

Q: HOW ARE ABSTENTIONS COUNTED?

A: If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting.

Q: WHAT IS A "BROKER NON-VOTE?"

A: Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients (who are the beneficial owners of the shares), brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Thus, if the proposals to be acted upon at the meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes "FOR" routine matters, but expressly states that the broker is NOT voting on the non-routine matters. The vote with respect to the non-routine matter in this case is referred to as a "broker non-vote."

Q: HOW ARE BROKER NON-VOTES COUNTED?

A: Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast for or against a proposal.

Q: WHAT IS THE REQUIRED VOTE FOR EACH OF THE PROPOSALS TO PASS?

A: - The three director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

   - For the proposal to ratify the appointment of PricewaterhouseCoopers LLP, our independent registered public accounting firm, the required vote is the affirmative (i.e. "FOR") vote of a majority of the shares present, represented and voting at the annual meeting.

   The votes cast on a particular proposal include votes FOR, AGAINST and ABSTAIN, but do not include broker non-votes.

Q: WHO IS SOLICITING MY VOTE?

A: We are making and will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. We expect our transfer agent, Wells Fargo Bank, N.A., to tabulate the proxies and to act as the inspector of the election. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, the Internet or fax, in person or otherwise. None of these persons will receive any additional compensation for assisting in the solicitation.

     We shall provide without charge to each stockholder solicited by these proxy solicitation materials a copy of our Annual Report on Form 10-K, together with the financial statements and financial statement schedules required to be filed with the Annual Report, upon written request sent to PCTEL, Inc., 8725 West Higgins Road, Suite 400, Chicago, Illinois 60631, Attn: John Schoen, Chief Financial Officer.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2006 ANNUAL MEETING

     Stockholders are entitled to present proposals for action and director nominations at the 2006 annual meeting of stockholders only if they comply with the applicable requirements of the proxy rules established by the Securities Exchange Commission and the applicable provisions of our bylaws. Stockholders must ensure that such proposals and nominations are received by our Corporate Secretary at the following address: 8725 West Higgins Road, Suite 400, Chicago, Illinois 60631, Attn: Corporate Secretary, on or prior to the deadline for receiving such proposals and nominations.

     Proposals for the 2006 annual meeting of stockholders that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than December 26, 2005, and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") and the provisions of our bylaws.

     If a stockholder intends to submit a proposal or director nomination for consideration at our 2006 annual meeting of stockholders outside the processes of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws and we are not required to include such proposal or nomination in the proxy statement and form of proxy relating to such meeting. Our bylaws contain an advance notice provision that requires stockholders to submit a written notice containing certain information not less than 120 days prior to the date of our proxy statement for the previous year's annual meeting of stockholders. For purposes of the 2006 annual meeting of stockholders, this means that such proposals or nominations must also be received by December 26, 2005. A copy of the relevant bylaw provision is available upon written request to our Corporate Secretary at the address provided above.

     The attached proxy card grants the proxy holders discretionary authority to vote on any business raised at the annual meeting. If you fail to comply with the advance notice provisions set forth above in submitting a proposal or nomination for the 2006 annual meeting of stockholders, the proxy holders will be allowed to use their discretionary voting authority if such proposal or nomination is raised at that meeting.

                              SUMMARY OF PROPOSALS

     The board of directors has included two proposals on the agenda for our 2005 annual meeting of stockholders. The following is a brief summary of the matters to be considered and voted upon by our stockholders.

ELECTION OF DIRECTORS

     We have a classified board of directors that currently consists of seven directors. Each director serves a three-year term. The first proposal on the agenda for our annual meeting is the election of three Class III directors to serve until our 2008 annual meeting of stockholders. Our board of directors has nominated Richard D. Gitlin, Giacomo Marini and Martin H. Singer to serve as our Class III directors. Additional information about the election of directors and a brief biography of each nominee begins on page 7.

     OUR BOARD RECOMMENDS A VOTE "FOR" EACH OF THE THREE NOMINEES.

RATIFY APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The second proposal is the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. More information about this proposal begins on page 12.

     OUR BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

     Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the meeting. Our board is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card or voted on the Internet or by telephone, the proxies will have discretion to vote your shares on these matters to the extent authorized under the Exchange Act.

                                  PROPOSAL #1
                             ELECTION OF DIRECTORS

CLASSIFICATION OF BOARD OF DIRECTORS

     We have a classified board of directors currently consisting of two Class I directors, Brian J. Jackman and John Sheehan, whose terms will expire at our 2006 annual meeting of stockholders; two Class II directors, Richard C. Alberding and Carl A. Thomsen, whose terms will expire at our 2007 annual meeting of stockholders; and three Class III directors, Richard D. Gitlin, Giacomo Marini and Martin H. Singer, whose terms are expiring at this 2005 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates.

NOMINEES

     The nominees for election at the 2005 annual meeting of stockholders as Class III directors are Richard D. Gitlin, Giacomo Marini and Martin H. Singer. If elected, Messrs. Gitlin, Marini and Singer will serve as directors, and their terms shall expire at the annual meeting of stockholders in 2008.

     The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our three Class III director nominees. In the event that any of our nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. We are not aware that any of our nominees will be unable or will decline to serve as a director.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

IF A QUORUM IS PRESENT AND VOTING, THE THREE NOMINEES RECEIVING THE HIGHEST NUMBER OF VOTES WILL BE ELECTED TO THE BOARD OF DIRECTORS. ABSTENTIONS AND "BROKER NON-VOTES" ARE NOT COUNTED IN THE ELECTION OF DIRECTORS. The board of directors has unanimously approved the director nominees and recommends that stockholders vote "FOR" the election of the director nominees listed above.

DIRECTORS AND NOMINEES

     The following table sets forth certain information regarding our current directors and nominees for directors to be elected at our 2005 annual meeting of stockholders:

                                                                                  DIRECTOR
NAME                                          AGE       POSITION WITH PCTEL        SINCE
----                                          ---       -------------------       --------
CLASS I DIRECTORS WHOSE TERMS EXPIRE AT THE
  2006 ANNUAL MEETING OF STOCKHOLDERS:
  Brian J. Jackman..........................  64    Director                        2002
  John Sheehan..............................  68    Director                        2002
CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE
  2007 ANNUAL MEETING OF STOCKHOLDERS:
  Richard C. Alberding......................  74    Director                        1999
  Carl A. Thomsen...........................  60    Director                        2001
CLASS III DIRECTORS NOMINEES TO BE ELECTED
  AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS
  WHOSE TERMS SHALL EXPIRE AT THE 2008
  ANNUAL MEETING OF STOCKHOLDERS:
  Richard D. Gitlin.........................  62    Director                        2002
  Giacomo Marini............................  53    Director                        1996
  Martin H. Singer..........................  53    Chief Executive Officer and     1999
                                                    Chairman of the Board of
                                                    Directors

     Mr. Brian J. Jackman has been a director since February 2002. In September 2001, Mr. Jackman retired from Tellabs, a communications company that he had been with since 1982. Mr. Jackman served as President, Global Systems and Technology, and Executive Vice President of Tellabs since 1998, and he was President of Tellabs Operations from 1993 to 1998. Mr. Jackman held various management positions in sales and marketing for IBM from 1965 to 1982. He is currently on the board of directors of Open Text, Inc., an enterprise content management solutions company. Mr. Jackman holds a bachelor of arts in English literature from Gannon University in Erie, Pennsylvania and a masters degree in business administration from Penn State University.

     Mr. John Sheehan has been a director since October 2002. Mr. Sheehan has served as a senior consultant in the London Perret Roche Group in Red Bank, New Jersey since October 2001. He began his career at Bell Laboratories in 1962. In his 33 years at Bell Laboratories, Western Electric and AT&T, he worked in senior positions in development, manufacturing, strategic planning and general management of business units. Since leaving AT&T in 1996, Mr. Sheehan has held senior management positions in three startup companies. Mr. Sheehan received a bachelors of science degree in electrical engineering from Drexel University and a masters of science degree in electrical engineering from New York University.

     Mr. Richard C. Alberding has been a director since August 1999. Mr. Alberding retired from Hewlett-Packard, then a computer, peripherals and measurement products company, in June 1991, serving at that time as an Executive Vice President with responsibility for worldwide company sales, support and administration activities for measurement and computation products, as well as all corporate level marketing activities. Mr. Alberding is a director of Stratex Networks, Inc., a provider of wireless transmission solutions, and Sybase, Inc., an enterprise software company. Mr. Alberding holds a bachelor of arts in business administration and marketing from Augustana College, and an associate of science degree in electrical engineering from DeVry Technical Institute in Chicago.

     Mr. Carl A. Thomsen has been a director since March 2001. Since February 1995, Mr. Thomsen has served as Chief Financial Officer of Stratex Networks, Inc., a provider of wireless transmission solutions. Currently, he serves as its Senior Vice President, Chief Financial Officer and Corporate Secretary.

Mr. Thomsen holds a bachelor of science in business administration from Valparaiso University and a masters degree in business administration from the University of Michigan. He is also a certified public accountant.

     Dr. Richard D. Gitlin has been a director since May 2002. Dr. Gitlin retired as vice president, technology of NEC Laboratories America, Inc. in April 2004, a position he held since November 2001. Prior to that, Dr. Gitlin was with Lucent Technologies, a global communications networking company, for thirty-two years. At Lucent, Dr. Gitlin held several senior executive positions, including Chief Technical Officer and Vice President of Research and Development for the data networking systems business unit. Dr. Gitlin also served as Senior Vice President for communication sciences research at Bell Labs, with responsibility for managing and leading research in wireless systems, broadband and optical networking, multimedia communications and access technologies. Dr. Gitlin holds a doctorate in engineering science from Columbia University, where he has also been a visiting professor and adjunct professor of electrical engineering. He holds forty-three patents in telecommunications. He is a member of the National Academy of Engineering, a Fellow of the IEEE and a Bell Labs Fellow.

     Mr. Giacomo Marini has been a director since October 1996. Mr. Marini has been the managing partner of Cypress Ventures/CIR Ventures, an early-stage technology venture capital firm, since March 2002, and he has served as managing member of Marini Group LLC, a private investment and management consulting business that invests in and advises high technology companies, since January 1998. From February 1998 to February 1999, Mr. Marini also served as interim Chief Executive Officer of FutureTel, a digital video capture company. From August 1993 to February 1995, Mr. Marini served as President and Chief Executive Officer of Common Ground Software (formerly No Hands Software), an electronic publishing software company. Prior to this, Mr. Marini was the co-founder, Executive Vice President and Chief Operating Officer of Logitech, a computer peripherals company, and had previously held technical and management positions with Olivetti and IBM. He is currently on the boards of several private companies. Mr. Marini holds a computer science laureate degree from the University of Pisa, Italy.

     Dr. Martin H. Singer has been our Chief Executive Officer and Chairman of the Board since October 2001. Prior to that, Dr. Singer served as our non-executive Chairman of the Board from February 2001 until October 2001, and he has been a director since August 1999. From October 2000 to May 2001, Dr. Singer was an independent consultant. From December 1997 to August 2000, Dr. Singer served as President and Chief Executive Officer of SAFCO Technologies, a wireless communications company. He left SAFCO in August 2000 after its sale to Agilent Technologies. From September 1994 to December 1997, Dr. Singer served as Vice President and General Manager of the wireless access business development division for Motorola, a communications equipment company. Prior to this period, Dr. Singer held senior management and technical positions in Motorola, Tellabs, AT&T and Bell Labs. Dr. Singer holds a bachelor of arts in psychology from the University of Michigan, and a master of arts degree and a Ph.D. in experimental psychology from Vanderbilt University. Dr. Singer currently serves as the Chairman of the Midwest council of the AeA and he is on the advisory board for the MMM program at Northwestern University (Kellogg).

BOARD AND COMMITTEE MEETINGS

     Our board of directors held a total of nine meetings during fiscal 2004. The board of directors has an audit committee, a compensation committee and a nominating and governance committee. Each member of the audit committee, compensation committee and nominating and governance committee meets the Nasdaq independence and experience requirements. The board has determined that Mr. Thomsen qualifies as an "audit committee financial expert" as defined under the rules and regulations of the Securities and Exchange

Commission. During our last fiscal year, each of our directors attended at least 75% of the total number of meetings of the board of directors and any committee on which such director served.

                                                                                                           MEETINGS
                                                                                                            HELD IN
                      MEMBERS DURING FISCAL                                        DATE CURRENT WRITTEN     FISCAL
COMMITTEE                      2004                   COMMITTEE FUNCTIONS            CHARTER ADOPTED         2004
---------            ------------------------   -------------------------------   ----------------------   ---------
Audit..............  Carl Thomsen (Chair)       - Selects our independent         Originally adopted       11
                     Richard Alberding          auditors                          August 1999; last
                     Giacomo Marini             - Oversees our internal           amended November 2004
                                                  financial reporting and
                                                  accounting controls
                                                - Consults with and reviews the
                                                  services provided by our
                                                  independent auditors
Compensation.......  Richard Alberding          - Reviews and recommends to the   Originally adopted       8
                     (Chair)                      board of directors the          August 1999; last
                     John Sheehan                 compensation and benefits of    amended March 2005
                     Brian Jackman                our chief executive officer
                                                - Determines the compensation
                                                  and benefits of all of our
                                                  other executive officers and
                                                  directors
                                                - Establishes and reviews
                                                  general policies relating to
                                                  the compensation and benefits
                                                  of our employees
Nominating and       John Sheehan (Chair)       - Assists the board of            Originally adopted       3
  Governance.......  Brian Jackman              directors in identifying and      February 2004; last
                                                selecting prospective director    amended March 2005
                                                  nominees for the annual
                                                  meeting of stockholders
                                                - Reviews and makes
                                                  recommendations on matters
                                                  regarding corporate
                                                  governance, board
                                                  composition, evaluation and
                                                  nominations, board committees
                                                  and conflicts of interest
                                                - Establishes, maintains and
                                                  improves corporate governance
                                                  guidelines

A copy of each of the charters for our board committees is available on our website located at www.pctel.com. They may be found on the website as follows:

     1. From our main web page, click on "Investor Relations,"

     2. Next, click on "Corporate Governance,"

     3. Finally, click on the name of the desired committee charter.

COMPENSATION OF DIRECTORS

     Directors currently receive a yearly cash retainer of $12,500 and shares of restricted common stock equivalent to $4,000. They also receive $2,500 per board meeting attended (unless the board meeting is conducted by teleconference, in which case directors receive $1,000 for each such telephonic meeting in which they participate) and $1,000 per committee meeting attended. In addition, our directors annually receive additional shares of restricted stock as set forth below:

     - the chairs of our compensation committee and nominating and governance committee each receive shares of restricted common stock equivalent to $7,000;

     - our lead director and audit committee chair receive shares of restricted common stock equivalent to $10,000; and

     - the chairs of our intellectual property committee and business development committee (two additional advisory committees of our board of directors) receive shares of restricted common stock equivalent to $3,000.

     All of the shares of restricted common stock received by our directors vest six months after the date of grant. The number of shares granted is based on the total dollar value divided by the per share closing price of our stock on the date of grant.

     Our 1998 Director Option Plan provides for the non-discretionary, automatic grant of options to each of our non-employee directors. Each new non-employee director is automatically granted an option to purchase 15,000 shares on the date on which such person first becomes a director. These initial grants vest over a period of three years, with one-third of the number of shares granted vesting on each anniversary of the date of grant, provided that the optionee continues to serve as a director on these dates. Furthermore, each non-employee director is automatically granted an additional option to purchase 10,000 shares of common stock on January 1 of each year, provided that he or she has served on the board of directors for at least six months. These subsequent grants vest fully on the first anniversary of the date of grant, provided that the optionee continues to serve as a director on such date. Under the terms of our 1998 Director Option Plan, the exercise price of options granted to non-employee directors must be 100% of the fair market value of our common stock on the last trading day preceding the date of grant.

DIRECTOR NOMINATION PROCESS

  STOCKHOLDER RECOMMENDATIONS AND NOMINATIONS.

     It is the policy of our nominating and governance committee to consider director candidates recommended by our stockholders holding on the date of submission of such recommendation at least 1% of the then outstanding shares of our common stock continuously for at least 12 months prior to such date.

     Stockholders desiring to recommend a candidate for election to the board of directors should send their recommendation in writing to the attention of our Corporate Secretary, at our offices located at 8725 West Higgins Road, Suite 400, Chicago, Illinois 60631. This written recommendation must include the information and materials required by our bylaws as well as the candidate's name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and PCTEL within the last three years and evidence of the required ownership of our common stock by the recommending stockholder. A copy of the relevant bylaw provision is available upon written request to our Corporate Secretary at the address provided above.

     In accordance with the advance notice provision in our bylaws, director nominations to be considered at the next annual meeting of stockholders must be received not less than 120 days prior to the date of our proxy statement for the previous year's annual meeting of stockholders. For purposes of our 2006 annual meeting of stockholders, director nominations must be received by December 26, 2005.

  IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR.

     The nominating and governance committee uses the following procedures for identifying and evaluating any individual recommended or offered for nomination to the board of directors:

     - The committee considers candidates recommended by stockholders in the same manner as candidates recommended by other sources.

     - The committee considers the following factors in its evaluation of candidates:

      - The current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors.

      - The candidate's judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service and potential conflicts of interest.

      - Other factors that the committee considers appropriate.

     The nominating and governance committee requires the following minimum qualifications to be satisfied by any candidate recommended or offered for nomination to the board of directors:

     - The highest personal and professional ethics and integrity.

     - Proven achievement and competence in the candidate's field and the ability to exercise sound business judgment.

     - Skills that are complementary to those of the existing board of directors.

     - The ability to assist and support management and make significant contributions to our success.

     - An understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders who wish to communicate directly with our independent directors may do so by sending an e-mail message to Varda Goldman, our Vice President and General Counsel, at generalcounsel@pctel.com. Ms. Goldman monitors these communications, consults with Brian Jackman, our current lead independent director, and provides a summary of all received messages to the board of directors at its regularly scheduled meetings. Where the nature of the communication warrants, Ms. Goldman may determine to obtain more immediate attention of the appropriate committee or independent director of the board of directors, of independent advisors or of our management. Ms. Goldman may decide in her judgment whether a response to any stockholder communication is necessary.

ATTENDANCE AT THE ANNUAL MEETING OF THE STOCKHOLDERS

     All directors are welcome to attend the 2005 annual meeting of stockholders and it is expected that our lead independent director will be in attendance at every annual meeting of stockholders. At the 2004 annual meeting of stockholders, Martin H. Singer was the only director in attendance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2004, none of the members of the compensation committee were officers or employees of PCTEL while they served as members of the compensation committee. In addition, no executive officer of PCTEL served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

                                  PROPOSAL #2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

     Our audit committee has appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2005. This appointment is being presented to our stockholders for ratification at the meeting.

     Before selecting PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2005, our audit committee carefully considered the firm's qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established and its reputation for integrity and competence in the fields of accounting and auditing. The audit committee's review also included matters required to be considered under the SEC's rules on auditor independence, including the nature and extent of non-audit services, to ensure that PricewaterhouseCoopers LLP's independence will not be impaired. The audit committee expressed its satisfaction with PricewaterhouseCoopers LLP in all of these respects.

     PricewaterhouseCoopers LLP has been conducting independent audits of our financial statements since May 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2005 annual meeting of stockholders. They will have the opportunity to address the audience at the meeting, and will be available to answer appropriate questions from stockholders.

SUMMARY OF FEES

     The following table summarizes the approximate aggregate fees billed to us or expected to be billed to us by our independent registered public accounting firm for our 2004 and 2003 fiscal years:

TYPE OF FEES                                             FISCAL YEAR 2004   FISCAL YEAR 2003
------------                                             ----------------   ----------------
Audit Fees(1)..........................................     $  863,230          $357,965
Audit-Related Fees(2)..................................             --            56,750
Tax Fees(3)............................................        195,760           203,775
All Other Fees(4)......................................             --                --
                                                            ----------          --------
Total Fees.............................................     $1,058,990          $618,490
                                                            ==========          ========

---------------

(1) Audit Fees -- These are fees for professional services performed by PricewaterhouseCoopers LLP for auditing our annual financial statements and reviewing our quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements. In 2004, audit fees also include fees for professional services performed by PricewaterhouseCoopers LLP for the audits of management's assessment of the effectiveness of internal control over financial reporting.

(2) Audit-Related Fees -- These are fees for the assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the Company's financial statements. For 2003, these services consisted primarily of due diligence related to our asset acquisition of Dynamic Telecommunications, Inc.

(3) Tax Fees -- These are fees for professional services performed by PricewaterhouseCoopers LLP with respect to various advisory services related principally to tax preparation services and tax consultation services. In 2005, we engaged another audit firm to perform these services.

(4) All Other Fees -- These are fees for permissible services performed by PricewaterhouseCoopers LLP that do not fall within the above categories. For 2004 and 2003, PricewaterhouseCoopers LLP did not perform any services that fell within this category.

PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES AND FEES

     Our audit committee reviewed and pre-approved all audit and non-audit fees for services provided by PricewaterhouseCoopers LLP and has determined that the firm's provision of such services to us during fiscal 2004 is compatible with and did not impair PricewaterhouseCoopers LLP's independence. It is the practice of the audit committee to consider and approve in advance all auditing and non-auditing services provided to us by our independent registered public accounting firm in accordance with the applicable requirements of the Securities and Exchange Commission.

VOTE REQUIRED AND RECOMMENDATION

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirement. However, our board of directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm. Even if the selection is ratified, our audit committee, at its discretion, may direct the appointment of a different firm to act as our independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

     The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the annual meeting will be required to approve this proposal. OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2005 by:

     - each stockholder known by us to beneficially own more than 5% of our common stock;

     - each of our directors, including director nominees;

     - each of our executive officers named in the summary compensation table on page 16; and

     - all of our directors and executive officers as a group, including director nominees.

     Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. Percent of beneficial ownership is based upon 21,192,508 shares of our common stock outstanding as of March 31, 2005. In addition, shares of common stock subject to options that are exercisable as of March 31, 2005 or will become exercisable on or before May 30, 2005 (60 days subsequent to March
31), are treated as outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of such person and are listed below under the "Number of Shares Underlying Options" column below, but those option shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe the stockholders listed below have sole voting or investment power with respect to all shares listed beside each stockholder's name, subject to applicable community property laws.

                                                                                               PERCENT OF
                                                    NUMBER OF     NUMBER OF       TOTAL          SHARES
                                                      SHARES        SHARES        SHARES      BENEFICIALLY
                                                   BENEFICIALLY   UNDERLYING   BENEFICIALLY      OWNED
BENEFICIAL OWNERS                                     OWNED        OPTIONS        OWNED           (%)
-----------------                                  ------------   ----------   ------------   ------------
5% STOCKHOLDERS
  Entities affiliated with Barclays Global
  Investors, NA..................................   1,199,992           --      1,199,992        5.7%
     45 Fremont Street
     San Francisco, CA 94105(1)
  Royce & Associates LLC.........................   1,795,000           --      1,795,000        8.5%
     1414 Avenue of the Americas
     New York, NY 10019(2)
  Entities affiliated with Cannell Capital LLC...   1,016,612           --      1,016,612        4.8%
     150 California Street, Fifth Floor
     San Francisco, CA 94111(3)
  Dimensional Fund Advisors Inc. ................   1,446,692           --      1,446,692        6.8%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401(4)
  Whitman Partners...............................   1,063,939           --      1,063,939        5.0%
     525 University Avenue, Suite 701
     Palo Alto, CA 94301(5)
DIRECTORS AND NAMED EXECUTIVE OFFICERS
  Martin H. Singer(6)............................     206,178      344,298        550,476        2.6%
  John W. Schoen.................................     157,900      110,785        268,685        1.3%
  Jeffrey A. Miller(7)...........................      85,800      153,517        239,317        1.1%
  Biju Nair......................................     132,300      104,767        237,067        1.1%
  Brian J. Jackman...............................       1,578       32,500         34,078           *
  Richard C. Alberding(8)........................         993       47,500         48,493           *
  Carl A. Thomsen(9).............................       1,264       40,000         41,264           *
  Richard D. Gitlin..............................         946       32,500         33,446           *
  Giacomo Marini.................................      32,267       40,000         72,267           *
  John Sheehan(10)...............................       1,183       20,000         21,183           *
  All directors, director nominees and current
     executive officers as a group (10
     persons)....................................     620,409      925,867      1,546,276        7.0%

---------------

  *  Less than 1% of the outstanding shares of common stock.

 (1) Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G filed with the SEC by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palomino Limited and HYMF Limited on February 14, 2005.

 (2) Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC by Royce & Associates LLC on February 1, 2005. Royce & Associates LLC, in its capacity as an investment advisor, possesses sole dispositive control and voting power over such shares, which are held of record by its clients.

 (3) Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC by Cannell Capital, LLC, J. Carlo Cannell, The Anegada Master Fund Limited, The Cuttyhunk Fund Limited, Tonga Partners, L.P., GS Cannell Portfolio, LLC and Pleiades Investment Partners, L.P. on December 28, 2004. Cannell Capital, LLC, in its capacity as an investment advisor, possesses shared dispositive control and shared voting power over such shares, which are held of record by its clients. J. Carlo Cannell is the managing member and majority owner of Cannell Capital and, as a consequence, is deemed to control Cannell Capital and is thereby deemed to beneficially own such shares.

 (4) Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors Inc. on February 9, 2005. Dimensional Fund Advisors Inc., in its capacity as an investment advisor, possesses sole dispositive control and voting power over such shares which are held of record by its clients. Dimensional disclaims beneficial ownership of such securities.

 (5) Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G filed with the SEC by Whitman Partners on February 15, 2005.

 (6) Includes 1,000 shares of common stock held by the Andrea Singer Trust, 53,000 shares of common stock held by the Martin H. Singer Trust and 18 shares held by his son.

 (7) Includes 25,800 shares of common stock held by the Loreana Miller Trust.

 (8) Includes 550 shares of common stock held by the Alberding Family Trust.

 (9) Includes 550 shares of common stock held by the Thomsen Family Trust.

(10) Includes 314 shares of common stock held by Two Rivers Associates LLC ("Two Rivers"). Mr. Sheehan is the Managing Director of Two Rivers.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table presents the compensation earned, awarded or paid for services rendered to us in all capacities for the fiscal years ended December 31, 2004, 2003 and 2002, respectively, by our chief executive officer and our other executive officers whose salary and bonus for fiscal 2004 exceeded $100,000. We refer to these individuals elsewhere in this proxy as "named executive officers." Bonuses for a given fiscal year include bonuses earned and paid in that fiscal year as well as bonuses earned in that fiscal year but paid in subsequent years. No dividends will be paid on any of the shares of restricted stock granted to the named executive officers as described below.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                         COMPENSATION AWARDS
                                                                    ------------------------------
                                       ANNUAL COMPENSATION           RESTRICTED         SECURITIES
                                       --------------------            STOCK            UNDERLYING    ALL OTHER
                              FISCAL    SALARY      BONUS              AWARDS            OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR      ($)         ($)                ($)                (#)           ($)
---------------------------   ------   --------    --------         ------------        ----------   ------------
Martin H. Singer               2004    $385,000    $196,607           $466,000(1)        100,000       $45,712(2)
  Chief Executive Officer
  and                          2003     367,500     302,281            580,000(3)        160,000        41,906
  Chairman of the Board        2002     354,132     225,000            497,250(4)        100,000        18,348
John Schoen.................   2004     225,000      84,380            371,400(5)         67,000        33,712(6)
  Chief Financial Officer      2003     222,083     131,161                 --            50,000        31,501
                               2002     193,866      50,000            497,250(4)         80,000        16,877
Jeffrey A. Miller...........   2004     213,333      58,450            309,500(7)         52,000        33,712(6)
  Vice President, Global
     Sales                     2003     203,750     120,117                 --            40,000        31,501
                               2002     193,008      50,000            497,250(4)         80,000        16,877
Biju Nair...................   2004     213,333      56,440            309,500(7)         62,000        34,112(8)
  Vice President and General   2003     203,750     120,117                 --            40,000        31,515
  Manager, Mobility
     Solutions                 2002     177,089      49,000(9)         497,250(4)        200,000        14,268
  Group

---------------

(1) The executive was awarded 40,000 shares of restricted common stock on July 1, 2004. The closing sales price of our common stock on July 1, 2004 as reported by The Nasdaq National Market was $11.65. Our repurchase right with respect to 20% of such shares shall lapse on August 1 of each year beginning on August 1, 2005, such that our repurchase right shall lapse with respect to all such shares on August 1, 2009. Based on the $7.93 closing sales price of our common stock as reported by The Nasdaq National Market on December 31, 2004, the value of the executive's shares on such date was $317,200.

(2) Other compensation for fiscal 2004 consisted of (i) $669 in premiums paid for term life insurance, (ii) $15,843 in premiums paid for health insurance,
    (iii) an $18,000 car allowance, (iv) $8,200 in matching contributions under our 401(k) plan and (v) $3,000 in matching contributions under our Executive Deferred Compensation Plan.

(3) The executive was awarded 50,000 shares of restricted common stock on September 2, 2003. The closing sales price of our common stock on September 2, 2003 as reported by The Nasdaq National Market was $11.60. Our repurchase right with respect to 100% of such shares shall lapse on August 1, 2008. Based on the $7.93 closing sales price of our common stock as reported by The Nasdaq National Market on December 31, 2004, the value of the executive's shares on such date was $396,500.

(4) The executive was awarded 75,000 shares of restricted common stock on December 30, 2002. The closing sales price of our common stock on December 30, 2002 as reported by The Nasdaq National Market was $6.63. Our repurchase right with respect to 20% of such shares lapsed on November 1, 2004. Our repurchase right with respect to 20% of such shares shall continue to lapse on November 1 of each year beginning on November 1, 2005, such that our repurchase right shall lapse with respect to all such shares on November 1, 2008. Based on the $7.93 closing sales price of our common stock as reported by The

    Nasdaq National Market on December 31, 2004, the value of the executive's shares on such date was $594,750.

(5) The executive was awarded 30,000 shares of restricted common stock on February 11, 2004. The closing sales price of our common stock on February 11, 2004 as reported by The Nasdaq National Market was $12.38. Our repurchase right with respect to 20% of the shares shall lapse on February 11 of each year beginning on February 11, 2005, such that our repurchase right shall lapse with respect to all such shares on February 11, 2009. Based on the $7.93 closing sales price of our common stock as reported by The Nasdaq National Market on December 31, 2004, the value of the executive's shares on such date was $237,900.

(6) Other compensation for fiscal 2004 consisted of (i) $669 in premiums paid for term life insurance, (ii) $15,843 in premiums paid for health insurance,
    (iii) a $9,000 car allowance and (iv) $8,200 in matching contributions under our 401(k) plan.

(7) The executive was awarded 25,000 shares of restricted common stock on February 11, 2004. The closing sales price of our common stock on February 11, 2004 as reported by The Nasdaq National Market was $12.38. Our repurchase right with respect to 20% of the shares shall lapse on February 11 of each year beginning on February 11, 2005, such that our repurchase right shall lapse with respect to all such shares on February 11, 2009. Based on the $7.93 closing sales price of our common stock as reported by The Nasdaq National Market on December 31, 2004, the value of the executive's shares on such date was $198,250.

(8) Other compensation for fiscal 2004 consisted of (i) $669 in premiums paid for term life insurance, (ii) $15,843 in premiums paid or health insurance,
    (iii) a $9,000 car allowance, (iv) $8,200 in matching contributions under our 401(k) plan and (v) $400 in matching contributions under our Executive Deferred Compensation Plan.

(9) Mr. Nair received a signing bonus of $9,000 when he joined us in February 2002, and a year-end bonus of $40,000.

                     OPTION GRANTS DURING LAST FISCAL YEAR

     The following table shows information regarding stock options granted to the named executive officers during fiscal year 2004. Potential realizable values with respect to such options are computed by:

     - Multiplying the number of shares of common stock underlying each option by the exercise price,

     - Assuming that the total stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option, and

     - Subtracting from that result the total option exercise price.

     The 5% and 10% annual return rate is based on the rules of the SEC and do not reflect projections or estimates of future stock price growth. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

     The percentage of total options is based on an aggregate of 1,821,155 options granted by us to our employees, directors and consultants, including the named executive officers, during fiscal 2004. We did not grant any options under our 2001 Nonstatutory Stock Option Plan in fiscal 2004. The 1,821,155 shares of common stock subject to options granted in fiscal 2004 does not include 292,788 shares of common stock awarded to our employees and directors, including the named executive officers, pursuant to restricted stock grants made in fiscal 2004. See the summary compensation table on page 16 for a discussion of the restricted stock awards that were made to our named executive officers.

     The per share exercise price of stock option grants is equal to the closing sales price of our common stock as reported by The Nasdaq National Market on the date of grant.

                                                                                   POTENTIAL REALIZABLE VALUE
                         NUMBER OF                                                   AT ASSUMED ANNUAL RATES
                        SECURITIES    PERCENT OF TOTAL                              OF STOCK APPRECIATION FOR
                        UNDERLYING     OPTIONS GRANTED    EXERCISE                       OPTION TERM ($)
                          OPTIONS       TO EMPLOYEES      PRICE PER   EXPIRATION   ---------------------------
NAME                    GRANTED (#)   DURING PERIOD (%)   SHARE($)       DATE          5%             10%
----                    -----------   -----------------   ---------   ----------   -----------   -------------
Martin H. Singer......    100,000           5.49%          $11.65       7/1/14      $732,662      $1,856,710
John W. Schoen........     67,000           3.68            11.84      2/11/14       557,542       1,357,564
Jeffrey A. Miller.....     52,000           2.86            11.84      2/11/14       432,797       1,053,632
Biju Nair.............     62,000           3.40            11.84      2/11/14       516,027       1,256,253

AGGREGATE OPTION EXERCISES DURING LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table presents information regarding the named executive officers concerning option exercises for fiscal 2004 and exercisable and unexercisable options held by such individuals as of December 31, 2004. The "Value Realized" on option exercises is equal to the difference between the closing sales price of our common stock as reported by The Nasdaq National Market on the date of exercise less the option exercise price. The "Value of Unexercised In-the-Money Options at December 31, 2004" is based on a price of $7.93, the closing sales price of our common stock on December 31, 2004 as reported by The Nasdaq National Market, minus the weighted average per share exercise price of options with an exercise price less than $7.93 per share held by such named executive officer, multiplied by the aggregate number of shares underlying the unexercised options held by such officer. The option exercise information in the table does not include the 120,000 shares of common stock awarded to our named executive officers in fiscal 2004. Please see the summary compensation table on page 16 for more information regarding the restricted stock awards made to named executive officers in fiscal 2004.

                                                            NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                          SHARES                              DECEMBER 31, 2004                     DECEMBER 31, 2004
                       ACQUIRED ON       VALUE       -----------------------------------   -----------------------------------
                       EXERCISE (#)   REALIZED ($)   EXERCISABLE (#)   UNEXERCISABLE (#)   EXERCISABLE ($)   UNEXERCISABLE ($)
                       ------------   ------------   ---------------   -----------------   ---------------   -----------------
Martin H. Singer.....     44,000        204,942          301,121            236,979           $238,232            $69,079
John Schoen..........    112,500        444,088           70,417            119,083             13,855             36,020
Jeffrey A. Miller....     80,000        341,834          118,333             98,667             24,383             28,817
Biju Nair............    108,333        348,476           54,167            139,500             11,083             28,817

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2004 about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans, including our 1997 Stock Plan, 1998 Director Stock Option Plan, 1998 Employee Stock Purchase Plan and 2001 Nonstatutory Stock Option Plan.

                                                                                     NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE FOR
                                NUMBER OF SECURITIES      WEIGHTED-AVERAGE           NUMBER OF SECURITIES
                                    TO BE ISSUED         EXERCISE PRICE OF       FUTURE ISSUANCE UNDER EQUITY
                                  UPON EXERCISE OF      OUTSTANDING OPTIONS,          COMPENSATION PLANS
                                OUTSTANDING OPTIONS     WARRANTS AND RIGHTS     (EXCLUDING SECURITIES REFLECTED
PLAN CATEGORY                      AND RIGHTS (#)               ($)                IN THE FIRST COLUMN) (#)
-------------                   --------------------   ----------------------   -------------------------------
Equity compensation plans
  approved by security
  holders(1)..................       4,367,930(3)              $9.900(3)                   2,835,190(4)
Equity compensation plans not
  approved by security
  holders(2)..................         104,934                 $7.999                        584,244(5)
                                     ---------                 ------                      ---------
TOTAL.........................       4,472,864                 $9.855                      3,419,434
                                     =========                 ======                      =========

---------------

(1) Information is provided with respect to our 1997 Stock Plan, 1998 Director Stock Option Plan and 1998 Employee Stock Purchase Plan.

(2) Information is provided with respect to our 2001 Nonstatutory Stock Option Plan and with respect to our grant of options to purchase 150,000 shares of our common stock outside of a formalized plan to each of John W. Schoen and Jeffrey A. Miller on November 15, 2001 in connection with their initial employment with us. Under the terms of our 2001 Nonstatutory Stock Option Plan, no options may be granted under such plan to our officers or directors.

(3) We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under our 1998 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under our 1998 Employee Stock Purchase Plan. The 1998 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock at the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(4) This number includes 794,267 shares available for future issuance under our 1997 Stock Plan, 190,000 shares available for future issuance under our 1998 Director Stock Option Plan and 1,850,923 shares available for future issuance under our 1998 Employee Stock Purchase Plan as of December 31, 2004. In addition, the 1997 Stock Plan provides that the number of securities available for issuance under such plan shall automatically increase on the first day of each fiscal year by the lesser of (i) 700,000 shares, (ii) 4% of the outstanding shares on such date or (iii) a lesser amount determined by the board of directors. The 1998 Employee Stock Purchase Plan provides that the number of securities available for issuance under such plan shall automatically increase on the first day of each fiscal year by the lesser of (i) 350,000 shares, (ii) 2% of the outstanding shares on such date or (iii) a lesser amount determined by the board of directors.

(5) All such shares are available for future issuance under our 2001 Nonstatutory Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 2004, we have not entered into any transactions or series of similar transactions in which the amount exceeds $60,000, and in which any director, executive officer, nominee for election as a director, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the change in control arrangements and employment agreements with the named executive officers that are described under "Employment Agreements and Change in Control Arrangements" on page 21.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, except as noted below, we believe that during fiscal 2004 all of our executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements.

     Larry Swift was delinquent in the filing of a Form 3 relating to Mr. Swift becoming a reporting person under Section 16(a).

     Steve Deppe was delinquent in the filing of a Form 3 relating to Mr. Deppe becoming a reporting person under Section 16(a). Mr. Deppe was also delinquent in the filing of a Form 4 relating to the purchase of shares under our 1998 Employee Stock Purchase Plan.

            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

MANAGEMENT RETENTION AGREEMENTS

     In March 2000, our board of directors authorized the implementation of a management retention program with members of our management and certain other key employees. Upon the involuntary termination of such individual's employment within 12 months following a change of control transaction such as a merger or sale of our company or the sale of all or substantially all of the company's assets, such executive officers and key employees will receive the following benefits:

     - Chief Executive Officer: cash severance equal to (i) 200% of annual compensation plus (ii) 100% of targeted bonus compensation and 12 months of continued health benefits;

     - Vice-Presidents: cash severance equal to (i) 150% of annual compensation plus (ii) 100% of targeted bonus compensation and 12 months of continued health benefits;

     - Director-level and other key employees: cash severance equal to (i) 75% of annual compensation plus (ii) 100% of targeted bonus compensation and 12 months of continued health benefits.

     In addition, the vesting with respect to all equity awards held by the participants in our management retention program will accelerate so such equity awards shall become fully vested. To date, the participants in the program at the director level or below have not been designated. Each of our named executive officers has entered into a management retention agreement.

EMPLOYMENT AGREEMENTS

     In addition to our standard form of confidentiality agreement prohibiting the disclosure of any of our confidential or proprietary information and providing that, upon termination, the former employee will not solicit our employees, we have executed employment agreements with the following named executive officers:

     Martin H. Singer. Martin H. Singer is our Chief Executive Officer and Chairman of the Board and we entered into an original employment agreement with Dr. Singer in October 2001, which has been subsequently amended. Our employment agreement with Dr. Singer provides for a five-year term of employment through 2008 and annual base compensation that is reviewed and adjusted annually by our Compensation Committee and Board of Directors. Under the terms of the agreement, Dr. Singer is entitled to receive two annual bonuses. One annual bonus, first paid in 2004, is equal to an amount up to 100% of Dr. Singer's then-current base salary, based on Dr. Singer's individual performance and the attainment of specified corporate objectives. For 2004, this bonus was $129,940. The second annual bonus, first paid in 2005, was $66,667 and was based on the attainment of individual and corporate objectives measured over the 2003/2004 period. In March 2005, on the approval of our Board of Directors, Dr. Singer agreed to a revision to the second annual bonus arrangement that permits him to earn up to $200,000 annually (unchanged from the bonus arrangement prior to revision), based on the attainment of specified corporate-level objectives during the fiscal year. In addition, in 2004, we granted to Dr. Singer (i) stock options to purchase 100,000 shares of our common stock at a purchase price of $11.60, with all of the shares subject to such stock option vesting ratably on a monthly basis over four years, and (ii) 50,000 shares of restricted common stock with our repurchase right lapsing with respect to all of such restricted shares on August 1, 2008, subject to Dr. Singer's continued employment with PCTEL on that date.

     The agreement further provides that in the event Dr. Singer's employment is involuntarily terminated by PCTEL (other than for cause, death or disability) or voluntarily by Dr. Singer for good reason (other than following a change of control where the benefits to be received under such scenario are governed by the management retention agreements described above), Dr. Singer will receive 24 months continued salary, 100% of targeted bonus compensation (excluding the second annual bonus described above) for the fiscal year in which such termination occurs, up to 18 months continued health benefits and accelerated vesting with respect to his equity awards for the number of shares that would have vested, or been released from our repurchase right, had Dr. Singer continued his employment with us for an additional 12 months following his termination date.

     In September 2003, we entered into an addendum to Dr. Singer's employment agreement, which provides that at any time prior to July 1, 2008, Dr. Singer may require us to obtain, at our expense, an individual health care policy for the benefit of Dr. Singer and his immediate family. As long as Dr. Singer remains employed by us, we will pay for his health care coverage. If Dr. Singer elects to have us obtain an individual health care policy and satisfies the five-year term of his employment agreement (which five-year term shall be deemed fulfilled if Dr. Singer's employment with PCTEL is terminated without cause or due to death or disability), Dr. Singer will be responsible following his employment termination for payment of premiums under the policy until he reaches age 62. Thereafter, we will be responsible for payment of such premiums until Dr. Singer and his wife reach age 65. Upon Dr. Singer and his wife reaching age 65, our obligation to pay the premiums necessary to maintain the policy will terminate and we will instead be obligated to pay the premiums necessary to maintain a Medicare supplemental policy for the remainder of the lives of Dr. Singer and his wife.

     John W. Schoen. In November 2001, John Schoen joined us initially as our Chief Financial Officer, Chief Operating Officer and Corporate Secretary. Mr. Schoen's "at-will" employment agreement sets forth his annual salary and targeted bonus compensation, which is subject to certain milestones. Such employment agreement also provides that in the event Mr. Schoen's employment is involuntarily terminated other than for cause (other than following a change of control where the benefits to be received under such scenario are governed by the management retention agreements referenced above), Mr. Schoen will receive 12 months continued salary, up to 12 months continued health benefits and continued vesting with respect to his equity awards for the 12 months following his termination date.

     Jeffrey A. Miller. In November 2001, Jeffrey A. Miller joined us initially as our Vice President, Engineering and Development. Mr. Miller's "at-will" employment agreement sets forth his annual salary and targeted bonus compensation, which is subject to certain milestones. Such employment agreement also provides that in the event Mr. Miller's employment is involuntarily terminated other than for cause (other than following a change of control where the benefits to be received under such scenario are governed by the management retention agreements referenced above), Mr. Miller will receive 12 months continued salary, up to 12 months continued health benefits and continued vesting with respect to his equity awards for the 12 months following his termination date.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board of directors shall not be deemed "filed" with the SEC or "soliciting material" under the Exchange Act, and shall not be incorporated by reference into any such filings.

     The audit committee of our board of directors was formed in March 2000 and consists of Mr. Thomsen, Mr. Alberding and Mr. Marini, each of whom meets the Nasdaq independence and experience requirements. The audit committee operates under a written charter. Upon the recommendation of the audit committee, the board of directors adopted the original charter for the audit committee in August 1999, and last amended the charter for the audit committee in November 2004. A copy of the current charter is attached to this proxy statement as Appendix A.

     The audit committee reviews the procedures of management for the design, implementation and maintenance of a comprehensive system of disclosure controls and procedures focused on the accuracy of our financial statements and the integrity of our financial reporting systems and disclosure contained in our periodic reports. As part of this review, the audit committee discusses with management and our independent auditors their evaluation of the effectiveness of our internal control over financial reporting, including improvements to our internal control that may be warranted. The audit committee provides our board of directors with the results of the committee's examinations and recommendations and reports to the board of directors as the committee may deem necessary to make the board aware of significant financial matters that require the board's attention.

     The audit committee does not conduct auditing reviews or procedures. The audit committee relies on management's representation that our financial statements have been prepared accurately and in conformity with United States generally accepted accounting principles and on the representations of the independent auditors included in their report on our financial statements and on the effectiveness of our internal control over financial reporting. The audit committee has also adopted a written policy that is intended to encourage our employees to bring to the attention of management and the audit committee any complaints regarding the integrity of our internal financial controls or the accuracy or completeness of financial or other information related to our financial statements.

     The audit committee reviews reports and provides guidance to our independent registered public accounting firm with respect to their annual audit and approves in advance all audit and non-audit services provided by our independent registered public accounting firm in accordance with applicable regulatory requirements. The audit committee also considers, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining the independence of the external auditors.

     In accordance with its responsibilities, the audit committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2004 and the process designed to achieve compliance with
Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS No. 61, Communication with Audit Committees. The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP its independence, including whether PricewaterhouseCoopers LLP's provision of non-audit services is compatible with its independence.

     Based on these reviews and discussions, the audit committee recommended to our board of directors that our audited financial statements for the year ended December 31, 2004 be included in our Annual Report on Form 10-K.

                                          Respectfully submitted by:

                                          THE AUDIT COMMITTEE

                                          Carl Thomsen (Chair)
                                          Richard Alberding
                                          Giacomo Marini

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the compensation committee of the board of directors shall not be deemed "filed" with the SEC or "soliciting material" under the Exchange Act, and shall not be incorporated by reference into any such filings.

     The compensation committee of our board of directors was formed in March 2000 and currently consists of Mr. Alberding, Mr. Sheehan and Mr. Jackman, each of whom is an independent, non-management director of the company. Recommendations concerning the compensation of our chief executive officer are made to the board of directors by the compensation committee. Decisions concerning the compensation of all of our other executive officers are made by the compensation committee and may be reviewed periodically by the full board of directors.

     The original charter of the compensation committee was adopted by the board of directors in August 1999 and has been modified from time to time to clarify the responsibilities of the committee in recognition of our corporate governance needs as well as current industry requirements and practices. During 2004, the compensation committee met, either in person or by conference telephone, a total of eight times. The committee maintains minutes of its meetings, and reports to the board of directors as the committee may deem necessary to make the board aware of significant matters that require the board's attention.

RESPONSIBILITIES OF THE COMMITTEE

     Acting on behalf of the board of directors, the compensation committee's responsibilities include the following:

     - Reviewing the performance of the chief executive officer and our other executive officers, taking into consideration performance evaluations from the other members of the board in the case of the chief executive officer;

     - Recommending to the board of directors the total compensation package for the chief executive officer and determining the compensation for the other executive officers;

     - Providing guidance with respect to the compensation philosophies and goals for all of our employees, including the chief executive officer and other executive officers; and

     - Administering our employee stock option and employee stock purchase plans, including determining eligibility and the number and type of options to be granted and the terms of such grants.

COMPENSATION PHILOSOPHY

     Our philosophy in setting compensation policies for executive officers is to maximize stockholder value over time. The primary goal of our executive compensation program is, therefore, to closely align the interests of the executive officers with those of our stockholders. To achieve this goal, we attempt to offer competitive compensation opportunities that give us the ability to attract and retain executives whose skills are critical to our long-term success, motivate individuals to perform at their highest level, and reward outstanding achievement. In addition, we attempt to maintain a significant portion of each executive's total compensation at risk and tied to our achievement of financial, organizational and management performance goals, thus encouraging executives to manage from the perspective of owners with an equity stake in our company. To achieve these goals, the compensation committee has established an executive compensation program primarily consisting of cash compensation (salary and bonus), stock options, restricted stock grants and other compensation and benefit programs generally available to other employees.

     It is our committee's practice to review at least annually all components of compensation for our executive officers to ensure that the amount and structure of total compensation for each officer is consistent with our compensation philosophies and objectives. This review also enables our committee to compare the relationship that exists between the total compensation we pay to our chief executive officer to compensation levels with our other executive officers and other managers within the company.

     Our committee relies significantly upon the services of independent compensation consultants in exercising our business judgment as to appropriate levels and components of compensation for the executive officers and key management in our company. In 2004, we replaced our previous independent compensation consultant and retained the services of The Delves Group, an independent, Chicago-based compensation consulting firm, to assist us in establishing our compensation goals and objectives, to provide relevant survey data on the compensation practices of other companies, and to advise on industry trends in executive compensation. Our independent consultant has reporting responsibility directly to the compensation committee. Our committee's practice is to invite a representative of our compensation consulting firm to attend all committee meetings.

EXECUTIVE OFFICER COMPENSATION

     The executive officers of the company in 2004 consisted of Martin H. Singer, Chief Executive Officer; John W. Schoen, Chief Financial Officer; Jeffrey A. Miller, Vice President, Global Sales; and Biju Nair, Vice President and General Manager, Mobility Solutions Group. We also have within our management a number of other vice presidents and key managers that report to Dr. Singer or our other executive officers.

     The cash component of total compensation, which consists of base salary and bonus, is designed to compensate our management at a level that equates to a range between the median and the 75th percentile of cash compensation among a peer group of companies that are considered by the committee to be comparable in industry sector, revenue level and size of operations. The compensation committee, on an annual basis, reviews and recommends to the board of directors the base salary and bonus (with associated milestones) for the chief executive officer and reviews and approves the base salaries and target bonuses (with associated milestones) for our other executives and key managers.

     The salary compensation of our executive management in 2004 was established by the compensation committee based upon both corporate-level and individual-level goals. At the individual level, the committee considers each executive's scope of job responsibilities, level of experience, past performance, contribution to our business, and data on prevailing compensation levels in relevant markets for comparable officer positions. Regarding the latter measure, certain companies included in the peer group index of the stock performance graph under the caption "Company Performance" (page 29 of this proxy statement) are also included in surveys reviewed by the compensation committee in reviewing salary levels for our chief executive officer and other executive officers. At the corporate level, the committee in 2004 took into account the amount of our overall operating expenses, including the cash components of management compensation, as well as the fact that we only partially attained our targeted corporate goals and objectives. Based on these considerations, the committee modestly increased the 2004 annual salaries of our executive officers in amounts ranging from zero to approximately five percent.

     We pay annual cash bonuses to our executive officers under our Short Term Incentive Bonus Plan. These annual bonuses are intended to provide a direct link between management compensation and the achievement of corporate and individual objectives. The amount of bonus for 2004 performance was determined based upon the achievement by the executive and our company of identified goals and milestones, which were approved in the summer of 2004 by the board of directors for our chief executive officer and approved in the beginning of 2004 by our committee for our other executive officers. Because these goals were only partially attained, the bonus amounts approved for payment to our executive officers ranged from approximately 26% to 34% of the potential maximum for these individuals.

     We provide long-term incentives through the grant of restricted stock and stock options under our stock option plans, particularly our 1997 Stock Plan and our 1998 Employee Stock Purchase Plan. The purpose of our 1997 Stock Plan is to attract and retain the best employee talent available and to create a direct link between compensation and our long-term performance. The compensation committee believes that stock grants and stock options directly motivate an executive to maximize long-term stockholder value. The committee takes into consideration survey information of comparable companies provided by its independent compensation consultant and other information from management to establish competitive levels of equity compensation and to align the long-term incentive interests of our management with the financial interests of our stockholders.

     Our use of stock grants and stock options typically include vesting periods to encourage key executives to continue in our employment. All stock options granted to executive officers to date have been granted at the fair market value of our common stock on the date of grant. Because the value of a stock option to an executive officer is dependent upon an increase in the price of our common stock, this portion of the executive's compensation is directly aligned with an increase in stockholder value. When determining the number of shares of stock or the number of stock options to be awarded on an annual basis to an executive officer, the compensation committee considers stock and stock option levels for the executive at the beginning of each fiscal year in light of long-term strategic and performance objectives, the executive's current and anticipated contributions to our future performance, the retention value associated with the executive's existing or proposed equity incentive position, and comparisons to formal and informal surveys of executive stock and option grants made by other peer companies.

     In 2004, our committee began evaluating the anticipated effect of option expensing under Financial Accounting Standard 123R, effective for public companies beginning with the first interim or annual reporting period of such companies' first fiscal year beginning on or after June 15, 2005, as well as industry trends in respect of incentive award practices by peer companies. Our committee also has evaluated from time to time the level of stock reserves available under our various equity incentive plans, the dilution to stockholders resulting from our historical use of stock options as management incentives, the perception of our stockholders of our equity incentive programs, and the retention value of restricted stock as distinguished from stock options. Based on this evaluation, our committee determined to begin placing greater emphasis beginning in 2005 on the use of restricted stock grants for incentive purposes at the management level.

2004 CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation committee reviews the chief executive officer's compensation using substantially the same criteria and policies as are employed for our other executive officers. As set forth in the five-year employment agreement that we entered into with Dr. Singer in 2003, the principal components of his compensation for 2004 include annual salary, a cash bonus under our Short Term Incentive Bonus Plan, a cash "stretch" bonus under our 2003/2004 CEO Stretch Plan (which has been revised for purposes of 2005 performance by Dr. Singer), stock option grants and grants of restricted stock under our 1997 Stock Plan, life insurance, matching contributions from us in connection with Dr. Singer's participation in both our Executive Deferred Compensation Plan and our 401(k) plan, a car allowance, and health care benefits to be provided to Dr. Singer and his family during and following the course of his employment with our company.

     Our committee based its compensation recommendations for Dr. Singer's 2004 salary, bonus under the Short Term Incentive Bonus Plan for 2004 and "stretch" bonus under the 2003/2004 CEO Stretch Plan on a variety of factors, including Dr. Singer's performance in attaining identified corporate and individual goals, the scope and nature of his responsibilities as the chief executive officer, and comparisons of chief executive officer compensation levels for peer companies. In addition, based on benchmarking information of chief executive equity compensation at peer companies and advice from our independent consultant, our committee believed that, as with the other executive officers, a better alignment of management incentives with the interests of our stockholders could be achieved by increasing Dr. Singer's equity interest in our company through equity incentives.

     Taking these considerations into account, upon the recommendation of our committee and the approval of the board of directors:

     - Dr. Singer received an annual salary of $385,000;

     - based on the partial attainment of identified corporate and individual goals, Dr. Singer's bonus under the Short Term Incentive Bonus Plan for performance in 2004 was $129,940 of a total maximum of $385,000;

     - based on the partial attainment of identified corporate goals for the 2003/2004 CEO Stretch Plan, Dr. Singer was paid $66,667 of a possible maximum of $200,000

     - Dr. Singer received a 40,000 share restricted stock grant, vesting over a five-year period in equal annual amounts;

     - Dr. Singer received an option grant for 100,000 shares, vesting over a four-year period, with 25% vesting at the end of the first year and the balance in equal monthly increments.

QUALIFYING COMPENSATION

     In general, it is our policy to qualify, to the maximum extent possible, our executives' compensation for deductibility under applicable tax laws. The compensation committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. None of the executive officers named in the proxy statement were compensated over $1.0 million in 2004.

                                          Respectfully submitted by:

                                          THE COMPENSATION COMMITTEE

                                          Richard C. Alberding (Chair)
                                          John Sheehan
                                          Brian J. Jackman

                              COMPANY PERFORMANCE

     Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this company performance graph shall not be deemed "filed" with the SEC or "soliciting material" under the Exchange Act and shall not be incorporated by reference into any such filings.

     The graph below compares the annual percentage change in the cumulative return to our stockholders with the cumulative return of the Nasdaq Stock Market Index and of the S&P Technology Sector Index from the date of our initial public offering (October 19, 1999) and ending on December 31, 2004. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN*
            AMONG PCTEL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE S&P INFORMATION TECHNOLOGY INDEX

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------
                      12/99   12/00   12/01   12/02   12/03   12/04
--------------------------------------------------------------------
 PCTEL, INC.         100.00   20.48   18.50   12.91   20.48   15.10
 NASDAQ STOCK MARKET
  (U.S.)             100.00   72.62   50.23   29.12   44.24   47.16
 S&P INFORMATION
  TECHNOLOGY         100.00   59.10   43.81   27.42   40.37   41.40

* $100 invested on 10/19/99 in stock or on 9/30/99 in index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright(C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

                                 OTHER MATTERS

     We know of no further matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 25, 2005

                                   APPENDIX A
                                    CHARTER
                            FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                       OF
                                  PCTEL, INC.
                         (AS AMENDED NOVEMBER 4, 2004)

PURPOSE:

     The purpose of the Audit Committee of the Board of Directors (the "BOARD") of PCTEL, Inc. (the "COMPANY") shall be to oversee the accounting and financial reporting processes of the Company and audits of the Company's financial statements by:

     - Assisting the Board in monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's accounting policies and procedures, (iii) the Company's compliance with legal and regulatory requirements, (iv) the independent auditor's qualifications, independence and performance, (v) the Company's disclosure controls and procedures and
       (vi) the Company's internal controls; and

     - Providing to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria:

     - Each member will be an independent director, as defined in (i) Nasdaq Rule 4200 and (ii) the rules of the Securities and Exchange Commission (the "SEC"), as in effect from time to time;

     - Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements;

     - No member will have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

     - At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

     - Reviewing the reports by management and the independent auditors concerning the design, implementation and maintenance for the Company's system of internal controls and meeting periodically with the Company's management and the independent auditors to review their assessment of the adequacy of such internal controls;

     - Exercising direct responsibility for appointing, compensating (including all audit engagement fees and terms), overseeing the work of, and terminating the services of, the independent auditors for the purpose of preparing or issuing an audit report or other audit, review or attest services;

     - Approving the audit and permitted non-audit services provided to the Company by the independent auditors in accordance with the applicable requirements of the SEC;

     - Reviewing the independence of the outside auditors, including (i) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) presenting this statement to the Board, and
       (iii) to the extent there are relationships or services that may impact the objectivity and independence of the auditors, actively engaging in a dialogue with the auditors and taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditors;

     - Reviewing and providing guidance with respect to the external audit by
       (i) reviewing the independent auditors' proposed audit scope and approach; (ii) discussing with the Company's independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61,; and (iii) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

     - Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC (which for purposes of the annual report shall include a recommendation to the Board as to whether the audited financial statements should be included in the Company's Annual Report on Form 10-K);

     - Reviewing the audit findings, including any suggestions for improvements, provided to management by the independent auditors and management's response to such findings;

     - Reviewing with the Company's management and the independent auditors before release the unaudited quarterly operating results in the Company's quarterly earnings release;

     - Reviewing the procedures of management for the design, implementation and maintenance for the Company's system of disclosure controls (including any reports by management relating to such controls and procedures) and meeting periodically with the Company's management, independent auditors and legal counsel to review their assessment of such disclosure controls and procedures;

     - If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

     - Engaging, as appropriate, outside legal, accounting or other advisors to advise or assist the Audit Committee;

     - Reviewing and approving in advance any proposed related-party transactions;

     - Reviewing the Audit Committee charter annually;

     - Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and

     - Establishing the procedures for receiving, retaining and treating complaints received from the Company's employees regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

MEETINGS:

     The Audit Committee will meet at least four times each year. The Audit Committee will meet separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

     In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its discussions, reviews and recommendations to the Board as may be appropriate, consistent with the Committee's charter.

DELEGATION OF AUTHORITY:

     The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permitted non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

RESOURCES:

     The Audit Committee shall have the resources as determined by the Committee and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel, accountants or other experts or consultants and the authority to approve any other ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, as it deems appropriate, without seeking approval of the Board or management.

                                   PCTEL, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                              ---------------------
                              TUESDAY, JUNE 7, 2005
                              10:00 A.M. LOCAL TIME
                              ---------------------

                                   PCTEL, INC.
                             8725 WEST HIGGINS ROAD
                                    SUITE 400
                             CHICAGO, ILLINOIS 60631

--------------------------------------------------------------------------------

     This proxy is solicited on behalf of the board of directors for use at the annual meeting of stockholders on June 7, 2005.

     The undersigned stockholder of PCTEL, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2005, and hereby appoints Martin H. Singer and John W. Schoen, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of PCTEL, Inc. to be held on June 7, 2005 at 10:00 a.m. local time at our headquarters, located at 8725 West Higgins Road, Suite 400, Chicago, Illinois 60631, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: FOR ALL NOMINEES TO THE BOARD OF DIRECTORS; FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

          PLEASE VOTE BY TELEPHONE OR THE INTERNET OR MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                      See reverse for voting instructions.

                                                         COMPANY #
                                                                  --------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK***EASY***IMMEDIATE

     o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on June 6, 2005.

     o Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/PCTI/ -- QUICK***EASY***IMMEDIATE

     o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on June 6, 2005.

     o Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

     o Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to PCTEL, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-9397.

    IF YOU VOTE BY PHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS:

1. Election of Class III      01 Richard D.   02 Giacomo   03 Martin H.           [ ] Vote FOR all          [ ] Vote WITHHELD
   directors to serve until      Gitlin          Marini       Singer                  nominees (except as       from all nominees
   2008                                                                               marked)

   (Instructions:  To withhold authority to vote for any indicated nominees write  ------------------------------------------------
   the number(s) of the nominee(s) in the box provided to the right.)
                                                                                   ------------------------------------------------


2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent        [ ] FOR    [ ] AGAINST   [ ] ABSTAIN
    registered public accounting firm of PCTEL, Inc. for the fiscal year ending
    December 31, 2005

          IN THEIR DISCRETION, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO
              DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS.

I plan to attend the annual meeting [ ]

Address Change?
Mark Box [ ]  Indicate changes below:
                                          Date
                                              ----------------------------------

                                ------------------------------------------------

                                ------------------------------------------------
                                Signature(s) in Box

                                Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.